Exhibit 10.1.45

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

AMENDMENT #2 TO PRODUCT DEVELOPMENT AND MANUFACTURING AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Product and Manufacturing Agreement dated October 3, 2011 between Gogo LLC (“Gogo”) and XipLink, Inc. (“XipLink”), and as amended by Amendment No. 1, dated October 31, 2012 (collectively, the “Agreement”) allows Gogo to purchase XipLinks ‘Disparate Path Bonding (DPB) Software’ for the Gogo internally branded project called, “ATG4+Ku.” Gogo’s ATG4+Ku program has both an ATG4 and Ku solution on a single aircraft allowing for global coverage, and leveraging the lower cost associated with ATG. From a channel bonding standpoint; Gogo is expected to support a smooth, uninterrupted transition of data flow when transitioning from Ku to ATG uplinks.

1.	Primary Elements of the ATG4+Ku Program. XipLink is responsible for the following primary elements:

•	The current XE and XA(XS) architecture(s) are maintained

•	The XA shall manage three paths with two primary path types; ATG and Ku

•	The XA must establish the paths with any path being up, and have the associated metrics for 3 paths

•	The XA shall balance traffic on the paths via primary methods:

a)	Overflow model, with ATG being primary paths and Ku being overflow (target launch method)

b)	traditional model, with ATG and Ku being balance using Upper Limit methods

2.	Preliminary Technical Specification Document (PTSD); Final Technical Specification Document (FTSD)

•

The Preliminary Technical Specification Document (“PTSD”) as drafted by BAL and labeled ‘XipLink ATG4 with Ku v2” will be used as the initial guideline against which XipLink DPB software platform will conform. A final technical specification document (“FTSD”) will be agreed to by Gogo and XipLink prior to contract execution. The FTSD supersedes the PTSD.

3.	Deliverables

Following is a complete list of all deliverables:

Deliverable	Responsible Party	Description	Due Date

PTSD	GoGo	Initial Technical Specification Document	(complete)

FTSD	XipLink/GoGo	Final Technical Specification Document	1/21/13

IDS (Initial Delivery Software)	XipLink	Initial software load that, at a minimum, will perform balancing according to the Overflow Model	4/4/13

FDS (Final Delivery Software)	XipLink	Final software load to bring IDT software compliant to FDS specifications utilizing the Upper Limit balancing method. Includes draft documentation and installation instructions.	6/10/13

Documentation	XipLink	Final platform specific installation instructions including any Gogo commentary.	7/30/13

1	Amendment #2 (rev3)

4.	Timeline

Key project dates are outlined below. Dates are best-guess estimates and are subject to change until PO is issued by by Gogo. Thereafter, the dates shall be updated as needed via Change Order and set has deadlines:

Description	Start Date	End Date	Duration

FTSD negotiation and executed	1/14/13	1/21/13	1 week

Gogo PO Issued; [***] payment processed (net 45)	1/30/13	1/30/13	1 day

Phase 1: IDS Delivery to Gogo	4/4/12	4/4/12	1 day

Gogo IDS Payment of [***] (net 45)	4/5/13	4/5/13	1 day

Weekly (Gogo/XipLink) Meetings (includes access to Gogo test personnel and test infrastructure, includes frequent XipOS application releases)	4/5/13	6/10/13	65 days

Phase 2: FDS delivery to Gogo	6/10/13	6/10/13	1 day

Gogo FDS Acceptance Test & Payment of [***] (net 45)	6/11/13	6/11/13	1 day

FDS Deposit to Software Escrow Account	6/21/13	6/21/13	1 day

5.	Pricing ($USD)

Description	Price

Disparate Path Bonding license: - [***] Net 45 Days at contract signing - [***] Net 45 days at IDS delivery & acceptance - [***] Net 45 at FDS delivery & acceptance	[***]

2	Amendment #2 (rev3)

The total fees under this Amendment shall not exceed [***]. XipLink agrees that the above fees and expenses constitute XipLink’s entire remuneration for the services and deliverables provided hereunder.

6.	Software Escrow.

The parties will implement escrow as described in this section.

6.1	The parties will execute within 10 days after Product Acceptance an escrow agreement in substantially the form attached as Exhibit 1 to this Amendment (the “Escrow Agreement”) with Escrow Associates, Inc. Within ten (10) business days following the execution of the Escrow Agreement, XipLink will deposit into the escrow account the FDS materials and Documentation described in this Amendment (the “Deposit”). XipLink will deposit updates, replacements and duplicate Deposits as described in paragraph 2.1 of the Escrow Agreement.

6.2	The occurrence of any of the events described in paragraph 6.1 of the Escrow Agreement will trigger release of the Deposit held in escrow.

6.3	All fees for establishing the Escrow Agreement and maintaining Gogo, as a beneficiary thereof will be paid by Gogo.

6.4	If the Deposit is released to Gogo pursuant to the Escrow Agreement, Gogo will not become the owner of the Deposit, but Gogo will have a perpetual, non-exclusive, royalty-free, irrevocable, worldwide license, with full rights of assignment and sublicense, to use, perform, copy, display, reproduce, market, sell, and distribute technology based on the Deposit as a component of Gogo products by all means now known or later developed, to modify and derive new products from the Deposit, and to manufacture or have manufactured products based on or derived from the Deposit. This license does not grant to Gogo any rights to sell XipLink technology separate from Gogo products. Prior to any such release as described above, Gogo shall have the right to inspect and review the contents of the Deposit, upon notice to the third party escrow agent and XipLink, for the sole purpose of verifying the accuracy and completeness of the Deposit. XipLink shall have the right to be present at the time of inspection, and Gogo agrees that in conjunction with such verification and inspection, it shall not copy or retain any reviewed information of the Deposit without the consent of XipLink.

The terms of the Agreement are amended and modified by the terms and conditions of this Amendment, which shall supersede and prevail over any conflicting terms and conditions, set forth in the Agreement. Except as specifically set forth herein (or as set forth in any other written amendments which may be entered into between the parties), all of the terms and conditions of the Agreement remain unmodified and in full force and effect. No waiver, modification, or addition to this Amendment or the Agreement shall be valid unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF , the parties hereto have caused this Amendment to Product Development and Manufacturing Agreement to be executed as of January 31, 2012.

GOGO LLC		XIPLINK, INC.

By:	/s/ Bryan A. Lauer	By:	/s/ Jack W. Waters

Name:	Bryan A. Lauer	Name:	Jack Waters

Title:	VP Engineering	Title:	CEO

3	Amendment #2 (rev3)

EXHIBIT 1

ESCROW AGREEMENT

4	Amendment #2 (rev3)